UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2012

Network Equipment Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10255	94-2904044
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555 ph: (510) 713-7300

(Address of principal executive offices, including zip code, and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the consummation on August 24, 2012 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 18, 2012 (the “Merger Agreement”), by and among Sonus Networks, Inc., a Delaware corporation (“Sonus”), Navy Acquisition Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Sonus (“Merger Sub”) and Network Equipment Technologies, Inc., a Delaware corporation ( “NET”). Pursuant to the Merger Agreement, on August 24, 2012, Merger Sub merged with and into NET (the “Merger”), with NET continuing as the surviving entity. The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2012, in connection with the consummation of the Merger and as provided in the Merger Agreement, NET entered into supplemental indentures for each of (i) the 7 1/4% Convertible Subordinated Debentures due 2014 issued by NET under the Indenture, dated as of May 15, 1989 (“1989 Debentures” and the “1989 Indenture,” respectively), between NET and U.S. Bank National Association (“U.S. Bank”), as successor to Morgan Guaranty Trust Company of New York (the “1989 Supplemental Indenture”), and (ii) the 3.75% Convertible Senior Notes due 2014 issued by NET under the Indenture, dated as of December 18, 2007 (“2007 Notes” and the “2007 Indenture,” respectively), between NET and U.S. Bank (the “2007 Supplemental Indenture”, and collectively with the 1989 Supplemental Indenture, the “Supplemental Indentures”), which supplemental indentures provide, among other things, that, in lieu of being convertible into shares of NET common stock, the 1989 Debentures and the 2007 Notes will be convertible into the kind and amount of Merger Consideration (as defined in Item 2.01) that would have been receivable upon the consummation of the Merger by a holder of the number of shares of NET common stock issuable upon conversion of such 1989 Debentures or 2007 Notes, respectively, immediately preceding the effective time of the Merger.

Except as set forth in the preceding paragraph, the original terms and conditions of the 1989 Indenture, 1989 Debentures, 2007 Indenture and 2007 Notes have not been materially amended by the Supplemental Indentures. A summary of the original terms and conditions of the 1989 Indenture and 1989 Debentures is set forth in NET’s Annual Report on Form 10-K/A dated July 25, 1989 and a summary of the original terms and conditions of the 2007 Indenture and the 2007 Notes is set forth in NET’s Current Report on Form 8-K dated December 20, 2007, which summaries are incorporated into this Item 1.01 by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the 1989 Indenture, a copy of which is filed as Exhibit 4.4 to NET’s Annual Report on Form 10-K/A dated July 25, 1989 and is incorporated into this Item 1.01 by reference; the 2007 Indenture, a copy of which is filed as Exhibit 4.4 to NET’s Current Report on Form 8-K dated December 20, 2007 and is incorporated into this Item 1.01 by reference; the 1989 Supplemental Indenture, a copy of which is attached as Exhibit 4.1 hereto and is incorporated into this Item 1.01 by reference; and the 2007 Supplemental Indenture, a copy of which is attached as Exhibit 4.2 hereto and is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 24, 2012, the business combination of Sonus and NET pursuant to the terms of the Merger Agreement was completed. At the effective time of the Merger, Merger Sub merged with and into NET, with NET continuing as the surviving entity and a wholly owned subsidiary of Sonus. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by NET’s board of directors and its stockholders. NET’s stockholders adopted the Merger Agreement at a special meeting of stockholders held on August 23, 2012.

As a result of the Merger, former NET stockholders will receive $1.35 in cash per share (the “Merger Consideration”), for an aggregate of approximately $41.5 million.

For additional information regarding the consideration payable to holders of NET’s securities, see Item 3.03 of this Current Report on Form 8-K, which is incorporated into this Item 2.01 by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to NET’s Current Report on Form 8-K dated June 20, 2012 and is incorporated into this Item 2.01 by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The consummation of the Merger on August 24, 2012 constituted a “fundamental change” under the 2007 Indenture. Under the terms of the 2007 Indenture, NET is required to send, no later than 10 business days after the closing date of the Merger, a fundamental change notice to each holder of 2007 Notes indicating that each such holder has the right to have all or a portion of its 2007 Notes purchased at a price in cash equal to 100% of the principal amount of the 2007 Notes (or portion thereof), plus any accrued and unpaid interest. As of August 24, 2012, there were outstanding 2007 Notes in an aggregate principal amount of $10.5 million. Any 2007 Notes properly tendered for purchase in response to the fundamental change notice are required to be purchased by NET on a date to be indicated in the fundamental change notice that is no later than 35 business days after the date of the fundamental change notice.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with completion of the Merger on August 24, 2012, NET notified the Nasdaq Stock Market (“Nasdaq”) that the Merger had been completed and requested that trading of NET common stock on Nasdaq be suspended. In addition, an application on Form 25 has been filed by Nasdaq with the Securities and Exchange Commission to remove NET’s common stock from listing on Nasdaq and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). NET also intends to file a certification on Form 15 requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03	Material Modification to Rights of Security Holders.

On August 24, 2012, at the effective time of the Merger and pursuant to the terms of the Merger Agreement, each outstanding share of NET common stock (other than shares of NET common stock owned by NET, Sonus, Merger Sub, or any of their direct or indirect wholly owned subsidiaries or any dissenting stockholders who properly exercise appraisal rights under the Delaware General Corporation Law) was converted into the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

At the effective time of the Merger on August 24, 2012, a change in control of NET occurred and NET became a wholly owned subsidiary of Sonus, as described in Item 2.01 of this Current Report on Form 8-K, which is incorporated into this Item 5.01 by reference. The aggregate consideration to be paid by Sonus to former NET stockholders in connection with the Merger will be approximately $41.5 million. See Items 2.01 and 3.03 of this Current Report on Form 8-K, which are incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger on August 24, 2012 the directors of NET ceased serving in such capacities and the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of NET, as the surviving corporation in the Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger on August 24, 2012, the certificate of incorporation of NET was amended and restated to read in its entirety as set forth in Exhibit 3.1 hereto, which is incorporated into this Item 5.03 by reference.

Item 8.01	Other Events.

On August 24, 2012, following the effective time of the Merger, NET issued a notice of redemption to the holders of the 1989 Debentures, providing that, pursuant to the terms of the 1989 Indenture, the 1989 Debentures will be redeemed in full on September 26, 2012 at a redemption price equal to 100% of the principal amount of the 1989 Debentures, plus any accrued and unpaid interest to the redemption date.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Network Equipment Technologies, Inc., Sonus Networks, Inc. and Navy Acquisition Subsidiary, Inc., dated as of June 18, 2012 (Incorporated by reference to the exhibit with the corresponding exhibit number in NET’s Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2012).

3.1	Amended and Restated Certificate of Incorporation of Network Equipment Technologies, Inc.

4.1	Supplemental Indenture, dated as of August 24, 2012, between Network Equipment Technologies, Inc. and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture, dated as of August 24, 2012, between Network Equipment Technologies, Inc. and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2012

Network Equipment Technologies, Inc.

By:	/s/ FRANK SLATTERY
Frank Slattery Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Network Equipment Technologies, Inc., Sonus Networks, Inc. and Navy Acquisition Subsidiary, Inc., dated as of June 18, 2012 (Incorporated by reference to the exhibit with the corresponding exhibit number in NET’s Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2012).

3.1	Amended and Restated Certificate of Incorporation of Network Equipment Technologies, Inc.

4.1	Supplemental Indenture, dated as of August 24, 2012, between Network Equipment Technologies, Inc. and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture, dated as of August 24, 2012, between Network Equipment Technologies, Inc. and U.S. Bank National Association, as trustee.